Application for Group Annuity Contract

Application is made to

Principal Mutual Life Insurance Company
Des Moines, Iowa 50392-0001


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(Exact name of applicant e.g., "XYZ Co., Inc." or if Trusteed; (not applicable for TDA) e.g., "Trustee of ABC Co., Inc. Retirement Plan")

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                            (Applicants City & State)

The applicant applies for the following group annuity contract:

|_| Personal Variable Contract      |_|  ______________________________________
|_| Premier Variable Contract

It is understood that contributions made to the contract are held in a separate account, that the separate account invests such contributions in one or more mutual funds; that any variable annuity payment made under the contract will vary in amount, with the amount of change dependent upon the investment performance of the mutual funds in which the separate account invests; and that Principal Mutual Life Insurance Company makes no guarantee as to the investment performance thereof.

State of delivery of this contract shall be____________________________________.
                                                     Applicant's State

Advance payment of $ ______ is submitted with this application to be applied under the contract.

The proposed effective date of the contract shall be _________________________. (This date may not be before the Plan's effective date or before approval of the selected contract by the State Insurance Department)

It is agreed that acceptance of any contract issued shall constitute approval by the applicant of the provisions in such contract as being in accord with this application.

It is understood that any contribution to the contract for which an investment direction is not made or is incomplete, will be allocated to the money market division of the separate account until such time as Principal Mutual Life Insurance Company receives complete investment directions. Such contributions will be allocated in accordance with such investment direction as of the date such investment direction is received by Principal Mutual Life Insurance Company.

The designated agent(s) for this group contract is:
(Note:State of issue may require countersignature by a licensed resident agent.)

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                        Name of Registered Representative



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                Signature of Soliciting Registered Representative
                       (if more than one, all must sign).

Would you like a copy of the Statement of Additional Information? Yes |_| I have received a current prospectus.

Signed at _____________________ this _______ day of _________________ , 19 _____
               City & State


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       Applicant's signature                   Title (Trustee, if applicable

GP 33276